Exhibit 99.1

Nuwellis, Inc. Reports Second Quarter 2025
Financial Results and Business Highlights

Minneapolis, MN, August 14, 2025 (GLOBE NEWSWIRE) — Nuwellis, Inc. (Nasdaq: NUWE), a commercial-stage medical technology company dedicated to transforming care for fluid overload patients, today announced financial results for the second quarter ended June 30, 2025, and provided a business update.

Second Quarter 2025 and Recent Business Highlights

Nuwellis continued to advance its strategic realignment during the second quarter, sharpening focus on high-impact growth areas in pediatric and cardiac surgery care while laying the foundation for expansion in outpatient heart failure. Despite temporary revenue disruption related to an industry-wide sterilization vendor issue, the company took swift action to prioritize patient care, protect its most vulnerable populations, and ensure strong momentum entering the third quarter.

•	Revenue of $1.7 million, compared to $2.2 million in Q2 2024
•	Pediatric category remains a key driver of sustained demand
•	Executed a transition plan to outsource manufacturing to KDI Precision Manufacturing
•	Completed a $5 million gross capital raise during the quarter
•	Successfully grew to 47 pediatric centers that adopted Aquadex therapy as part of their fluid management apporach with the addition of two new centers across the Southeastern United States
•	Expanded IP portfolio with granting of new U.S. patent covering the fluid bag design that passively drains once full

“While we faced a temporary headwind this quarter due to a vendor issue, our response demonstrated the strength of our operational discipline and our commitment to patients,” said John Erb, Chairman of the Board and CEO of Nuwellis. “We’re entering the second half of the year with clear priorities, a sharpened focus on our core markets, and the confidence that we’re executing on the right strategy to drive long-term growth.”

Second Quarter 2025 Financial Results

Revenue for the second quarter of 2025 was $1.7 million, compared to $2.2 million in the second quarter of 2024. The year-over-year decline was primarily due to a product backorder caused by an industry-wide sterilization delay.

Gross margin was 55.5% in Q2 2025, compared to 67.2% in Q2 2024. The margin contraction was primarily driven by under-absorption of fixed overhead because of lower production volumes.

Selling, general and administrative (SG&A) expenses were $3.2 million, which is flat to Q2 2024. Research and development (R&D) expenses totaled $675K, compared to $558K in the same period last year.

Total operating expenses for the quarter were $3.9 million, a 2% increase over prior year.

Operating loss for the quarter was $2.9 million, compared to $2.3 million in Q2 2024.

Net loss attributable to common shareholders was $12.6 million, or a loss of $60.99 per basic and diluted share, compared to $7.7 million, or a loss of $791.82 per share in Q2 2024.

As of June 30, 2025, the company had $4.5 million in cash and cash equivalents and remained debt-free. Nuwellis completed a $5.0 million gross capital raise during the quarter.

Conference Call and Webcast Information

Nuwellis will host a conference call and webcast today at 9:00 AM ET to discuss its first quarter results and recent business developments.

To access the live webcast, please visit the Investors page of the Nuwellis website at https://ir.nuwellis.com. Alternatively, participants may dial 1-800-245-3047 (U.S.) or 1-203-518-9765 (International) and use conference ID: NUWEQ2. A replay will be available following the event.

About Nuwellis

Nuwellis, Inc. (Nasdaq: NUWE) is a commercial-stage medical device company dedicated to transforming the lives of patients suffering from fluid overload through science, collaboration, and innovation. The company’s focus is on commercializing the Aquadex SmartFlow® system for ultrafiltration therapy. Nuwellis is headquartered in Minneapolis, Minnesota, with a wholly owned subsidiary in Ireland. For more information, visit ir.nuwellis.com or follow us on LinkedIn or X.

About the Aquadex SmartFlow® System

The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible, and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a healthcare provider within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding future growth and market opportunities. Forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially. These risks are detailed in the Company's filings with the Securities and Exchange Commission. Nuwellis undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investors:
Robert Scott
Nuwellis
Chief Financial Officer
ir@nuwellis.com

Media Contact:
Leah McMullen
Nuwellis
Director of Communications
Leah.mcmullen@nuwellis.com

NUWELLIS, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,450	$5,095
Accounts receivable	1,193	1,727
Inventories, net	2,028	1,718
Other current assets	745	315
Total current assets	8,416	8,855
Property, plant and equipment, net	359	478
Operating lease right-of-use asset	404	510
Other assets	21	21
TOTAL ASSETS	$9,200	$9,864

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,008	$1,640
Accrued compensation	561	640
Current portion of operating lease liability	249	238
Other current liabilities	74	41
Total current liabilities	3,892	2,559
Warrant liabilities	14,074	468
Operating lease liability	189	307
Total liabilities	18,155	3,334
Commitments and contingencies

Mezzanine Equity Series J Convertible Preferred Stock as of June 30, 2025 and December 31, 2024, par value $0.0001 per share; authorized 600,000 shares, issued and outstanding 119 and 102, respectively	5	2
Stockholders’ equity
Series A junior participating preferred stock as of June 30, 2025 and December 31, 2024, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of June 30, 2025 and December 31, 2024, par value $0.0001 per share; authorized 18,000 shares, issued and outstanding 27 and 127 shares, respectively	—	—
Series F-1 convertible preferred stock as of June 30, 2025 and December 31, 2024, par value $0.0001 per share; authorized 18,000 shares, issued and outstanding 34 and 0 shares, respectively	—	—
Preferred stock as of June 30, 2025 and December 31, 2024, par value $0.0001 per share; authorized 39,352,000 shares, none outstanding	—	—
Common stock as of June 30, 2025 and December 31, 2024, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 527,158 and 104,142, respectively	—	—
Additional paid‑in capital	305,452	305,366
Accumulated other comprehensive income:
Foreign currency translation adjustment	(54)	(47)
Accumulated deficit	(314,358)	(298,791)
Total stockholders’ equity	(8.960)	6,528
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$9,200	$9,864

NUWELLIS, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except per share amounts and weighted average shares outstanding)

	Three months ended June 30		Six months ended June 30
	2025	2024	2025	2024
Net sales	$1,725	$2,194	$3,629	$4,051
Cost of goods sold	767	720	1,604	1,386
Gross profit	958	1,474	2,025	2,665
Operating expenses:
Selling, general and administrative	3,189	3,236	6,766	7,842
Research and development	675	558	1,225	1,892
Total operating expenses	3,864	3,794	7,991	9,734
Loss from operations	(2,906)	(2,320)	(5,966)	(7,069)
Other income (expense), net	10	6	17	(95)
Financing expense	(10,553)	(5,607)	(10,553)	(5,607)
Change in fair value of warrant liabilities	900	198	940	720
Loss before income taxes	(12,549)	(7,723)	(15,562)	(12,051)
Income tax expense	(4)	(2)	(5)	(4)
Net loss	$(12,553)	$(7,725)	$(15,567)	$(12,055)
Deemed dividend attributable to Series J Convertible Preferred Stock	1	—	2	541
Net loss attributable to common shareholders	$(12,552)	$(7,725)	$(15,565)	$(11,514)

Basic and diluted loss per share	$(60.99)	$(791.82)	$(100.44)	$(139.74)

Weighted average shares outstanding – basic and diluted	205,839	9,755	154,991	86,261

Other comprehensive loss:
Net Loss	$(12,553)	$(7,725)	$(15,567)	$(12,055)
Foreign currency translation adjustments	$(5)	$(2)	$(7)	$(11)
Total comprehensive loss	$(12,558)	$(7,727)	$(15.574)	$(12,066)

NUWELLIS, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six months ended June 30
	2025	2024
Operating Activities:
Net loss	$(15,567)	$(12,055)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	123	151
Stock-based compensation expense	84	273
Change in fair value of warrant liabilities	(940)	(720)
Financing expense	10,553	5,607
Changes in operating assets and liabilities:
Accounts receivable	534	659
Inventory, net	(310)	30
Other current assets	(430)	(395)
Other assets and liabilities	32	5
Accounts payable and accrued expenses	1,288	829
Net cash used in operating activities	(4,633)	(5,616)

Investing Activities:
Purchases of property and equipment	(4)	(53)
Net cash used in investing activities	(4)	(53)

Financing Activities:
Issuance of common stock and warrants from offering, net	3,999	2,403
Proceeds from the exercise of Series J Convertible Preferred Warrants	—	500
Net cash provided by financing activities	3,999	2,903

Effect of exchange rate changes on cash	(7)	(11)
Net decrease in cash and cash equivalents	(645)	(2,777)
Cash and cash equivalents - beginning of period	5,095	3,800
Cash and cash equivalents - end of period	$4,450	$1,023

Supplemental cash flow information
Issuance of Series J Preferred Stock for exercise of Warrants	$—	$1,857
Issuance of Common Stock for conversion of Series J Preferred Stock	$—	$1,535
Issuance of Common Stock for conversion of Series F-1 Preferred Stock	$1,100	$—
Deemed dividend on Series J Preferred Stock	$2	$(541)
Common stock offering costs included in prepaids	$—	$306